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                                 EXHIBIT 10.2





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                               ACQUISITION AGREEMENT

          THIS AGREEMENT is made as of this ____ day of ________________, 1998, by and between UNITED WISCONSIN SERVICES, INC., a Wisconsin corporation ("UWSI"), and VICTORIA HEKKERS ("Ms. Hekkers"), sole shareholder of Intercare Network, Inc., a Wisconsin corporation (the "Company").

                                      RECITAL

          Subject to the satisfaction of the terms and conditions set forth herein, UWSI desires to purchase from Ms. Hekkers, and Ms. Hekkers desires to sell to UWSI, 1,000 shares of $1.00 par value common stock of the Company (the "Company Shares").

                                     AGREEMENTS

          In consideration of the recital and the mutual agreements contained herein, the parties agree as follows:

                                     ARTICLE I

                      PURCHASE AND SALE OF THE COMPANY SHARES

          1.1 PURCHASE AND SALE OF THE COMPANY SHARES. Subject to the satisfaction of the terms and conditions of Articles V and VI hereof, Ms. Hekkers shall transfer and deliver to UWSI, and UWSI shall purchase and accept from Ms. Hekkers, the Company Shares.

          1.2 PURCHASE PRICE; METHOD OF PAYMENT. In exchange for the Company Shares, upon satisfaction of the terms and conditions of Article VI hereof, UWSI shall pay to Ms. Hekkers a purchase price ("Purchase Price") of One Million Dollars ($1,000,000).

          1.3  POST-CLOSING ADJUSTMENTS.

               (a) As soon as practicable, but not later than 45 days after the Closing, (as defined in Article II) UWSI's designated accountant shall prepare a balance sheet (the "Proposed Closing Balance Sheet") of the Company as of

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December 31, 1997.  The Proposed Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles, consistently applied.

                    UWSI's accountants shall permit Ms. Hekkers to review all accounting records and all work papers and computations used by them in the preparation of the Proposed Closing Balance Sheet. If Ms. Hekkers does not give notice of dispute to UWSI within fifteen (15) days of receiving the Proposed Closing Balance Sheet, the Proposed Closing Balance Sheet shall become the "Closing Balance Sheet." If Ms. Hekkers gives notice of dispute to UWSI within such fifteen day period, Ms. Hekkers and UWSI shall negotiate in good faith to resolve the dispute. If, after 5 days from the date notice of a dispute is given hereunder, Ms. Hekkers and UWSI cannot agree on the resolution of the dispute, the parties shall designate an independent public accounting firm acceptable to both UWSI and Ms. Hekkers to resolve the dispute, whose decision as to the Closing Balance Sheet shall be conclusive and binding upon Ms. Hekkers and UWSI in the absence of manifest error. The expenses pertaining to any dispute resolution hereunder shall be shared equally by Ms. Hekkers and UWSI.

               (b) If the Closing Balance Sheet results in a net book value ("Book Value") of less than Eighty Thousand, Eight Hundred Fifteen Dollars ($80,815), the Purchase Price shall be reduced by the difference between $80,815 and the Book Value (such reduction being referred to herein as the "Seller's Adjustment Amount"). If such adjustment is required, Ms. Hekkers shall pay to UWSI the Seller's Adjustment Amount within five days of Ms. Hekkers' acceptance of the Closing Balance Sheet or, if applicable, within one (1) day after receipt of a determination in resolution of any dispute over the Book Value as provided for above. If the Closing Balance Sheet results in a Book Value of more than $80,815, the Purchase Price shall be increased by the difference between $80,815 and the Book Value (such increase being referred to herein as the "Buyer's Adjustment Amount"). If such adjustment is required, UWSI shall pay to Ms. Hekkers the Buyer's Adjustment Amount within five (5) days of acceptance of the Closing Balance Sheet or, if applicable, within one (1) day after receipt of a determination in resolution of any dispute over the Book Value as provided for above. If any part of the Buyer's Adjustment Amount or Seller's Adjustment Amount remains unpaid after such one-day period, interest shall accrue on the unpaid amount at the annual rate that is equal to the lesser of 18% or the maximum rate provided by law.

               (c) If, after thirty (30) days from the date of resolution of the dispute referenced in this section 1.3 above, any part of the Buyer's Adjustment Amount or Seller's Adjustment Amount remains unpaid, the party to whom such

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money is owed shall be entitled to receive from the other party such amount as a court may determine to be reasonable attorneys' fees for services rendered to enforce collection of such adjustment amount.

                                     ARTICLE II

                                      CLOSING

          The closing (the "Closing") of the transactions contemplated by this Agreement shall be consummated upon (1) the execution of this Agreement, and
(2) the satisfaction of the terms and conditions of Articles V and VI hereof. The date on which the Closing occurs which shall be no later than August 13, 1998, is referred to in this Agreement as the Closing Date.

                                    ARTICLE III

                           REPRESENTATIONS OF MS. HEKKERS

          To induce UWSI to enter into this Agreement, Ms. Hekkers makes the following representations and warranties, each of which shall be deemed to be independently material and relied upon by UWSI, regardless of any investigation made by or information known to UWSI.

          3.1 SUBSIDIARIES. The Company owns no stock or other securities and has no investment in any corporation, joint venture, partnership or other business enterprise.

          3.2  ORGANIZATION AND QUALIFICATION; POWER; AUTHORIZATION.

               (a) ORGANIZATION AND QUALIFICATION. The Company is a business corporation duly organized and validly existing under the laws of the State of Wisconsin, has filed with the Wisconsin Department of Financial Institutions the most recent annual report required to be filed by it, has not filed Articles of Dissolution and has a perpetual period of existence. The Company has full corporate power and authority to conduct its business as it is now being conducted and is not required to be qualified to transact business as a foreign corporation in any jurisdiction where the Company transacts business.

               (b) POWER. Ms. Hekkers has all requisite legal power to enter into this Agreement and all other agreements contemplated hereunder, to sell

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the Company Shares, to carry out and perform her obligations under this
Agreement and all other agreements contemplated hereunder and to consummate all of the transactions contemplated hereby and thereby. This Agreement and the agreements contemplated hereunder are legal, valid and binding obligations of Ms. Hekkers and are enforceable against Ms. Hekkers in accordance with their terms.

               (c) AUTHORIZATION. There is no corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by Ms. Hekkers of this Agreement and the agreements contemplated hereby.

               (d) S CORPORATION. The Company is an S Corporation, was an S Corporation at its inception and has never changed its corporate form or election of S Corporation during its entire existence.

          3.3 CONFLICTING OBLIGATIONS; CONSENTS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) conflict with or violate any provisions of the Articles of Incorporation or By-Laws of the Company; (b) conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any material contract, agreement, instrument, document, lease, license, permit, indenture or obligation, or any law, statute, ordinance, rule, regulation, code, guideline, order, arbitration award, judgment or decree, to which Ms. Hekkers or the Company is subject or by which either is bound; or
(c) violate any material restriction or limitation, or result in the termination or loss of any material right (or give any third party the right to cause such termination or loss) of any kind affecting the Company. Except as set forth on
Schedule 3.3, no third-party consents, approvals or authorizations are necessary for Ms. Hekkers to consummate the transactions contemplated hereby.

          3.4 CAPITALIZATION. The entire authorized capital stock of the Company consists of 56,000 shares of common stock, $1.00 par value. After giving effect to the consummation of the transactions contemplated by this Agreement, the only shares of capital stock of the Company issued and outstanding will be the Company Shares. When sold, transferred and delivered in accordance with the terms of this Agreement, the Company Shares will be duly and validly issued, fully paid, nonassessable, subject to the provisions of section 180.0622(2)(b) of the Wisconsin Statutes, and free and clear of all liens, charges, claims and other encumbrances. There are no outstanding options, warrants, convertible securities or other rights to subscribe for or acquire any

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capital stock of the Company or securities convertible into capital stock of the Company. All capital stock of the Company has been issued in compliance with applicable federal and state securities laws.

          3.5 ORGANIZATIONAL DOCUMENTS. The Articles of Incorporation, By-Laws and other organizational documents and corporate minute books of the Company have been delivered to UWSI and are true, correct and complete in all material respects.

          3.6 FINANCIAL STATEMENTS. Attached as Schedule 3.6 are complete copies of the financial statements (including balance sheets and statement of earnings, stockholders' equity and cash flow) of the Company for each of its fiscal years through and including March 31, 1998 (collectively the "Financial Statements"). The December balance sheet of the Company for the period ending December 31, 1997 is referred to in this Agreement as the "12/97 Company Balance Sheet." The Company's books and records of account accurately reflect in all material respects all of the assets, liabilities, transactions and results of operations of the Company and the Financial Statements have been prepared based upon and in conformity therewith. Except as set forth on Schedule 3.6, the Financial Statements have been prepared in accordance with generally accepted accounting principles maintained and applied on a consistent basis throughout the indicated periods, and fairly present the financial condition and results of operation of the Company at the dates and for the relevant periods indicated.

          3.7 ACCOUNTS RECEIVABLE. All accounts receivable of the Company (the "Receivables") reflected on the March 31, 1998 financial statements arose in the ordinary course of business and represent amounts payable by a buyer for goods actually sold or services actually performed and are current and, to the knowledge of Ms. Hekkers, collectible at the aggregate recorded amounts thereof, less the reserve for bad debts reflected on the March 31, 1998 financial statements, and are not subject to any counterclaims or setoffs. To the knowledge of Ms. Hekkers, Receivables arising after the date of the March 31, 1998 financial statements have arisen in the ordinary course of business, represent amounts payable by a buyer for goods actually sold or services actually performed and are current and collectible at the aggregate recorded amounts thereof, less a reserve for bad debts consistent with the reserve stated on the March 31, 1998 financial statements.

          3.8  REAL PROPERTY.  The Company does not own any real properties.
Schedule 3.8 sets forth an accurate summary description of all real

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properties leased or rented by the Company ("Company Leased Real Estate").
Except for Permitted Encumbrances (as defined below), the Company has good and marketable leasehold title to all Company Leased Real Estate. "Permitted Encumbrances" means municipal and zoning ordinances, recorded easements, covenants and restrictions, provided the same do not prohibit or materially interfere with the present use, or materially affect the present value, of the Company Leased Real Estate, and general taxes levied on or after January 1, 1998 and not yet due or payable. Each parcel of the Company Leased Real Estate is the subject of a written lease agreement.

          3.9 PERSONAL PROPERTY. Except as set forth on Schedule 3.9, the Company owns, free and clear of all security interests and other encumbrances, good and marketable title to all property and assets used in its business (the "Assets"). Except as also set forth on Schedule 3.9, the Assets are in good working order and condition, reasonable wear and tear excepted.

          3.10 INTELLECTUAL PROPERTY. Schedule 3.10 lists (or, in the case of trade secrets and secret processes, generally describes) all of the (a) patents and patent applications, (b) trademarks, trade names and applications therefor and service marks, (c) copyrights and copyright registrations, (d) trade secrets and secret processes and (e) other intellectual property rights used, employed or intended to be used or employed by the Company (the "Company Intellectual Property"). The Company owns (or has valid, unrestricted and enforceable rights to use and license) all of the Company Intellectual Property, and the Company Intellectual Property includes all intellectual property rights which are necessary to conduct the business of the Company as presently conducted.
Schedule 3.10 lists, for each item of Company Intellectual Property which is registered with any foreign, federal or state agency or office, the registration number thereof, the date of registration and the agency or office where so registered. Except as otherwise described on Schedule 3.10, the Company is the sole owner of all right, title and interest in the Company Intellectual Property. With respect to the Company Intellectual Property licensed by the Company, the Company has valid, binding and enforceable rights to use and license such Company Intellectual Property. The use and licensing of the Company Intellectual Property do not infringe upon the rights of any third party. No claim, suit or action is pending or, to the knowledge of Ms. Hekkers, threatened alleging that the Company is infringing upon the intellectual property rights of others.

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          3.11 INSURANCE.

               (a) GENERAL. Schedule 3.11 lists and contains a description of each policy of insurance owned or held by the Company currently in effect (including without limitation, policies for fire and casualty, liability, worker's compensation, business interruption, umbrella coverage, products liability, medical, disability and other forms of insurance) specifying the insurer, amount of coverage, type of insurance, policy number, deductible limits and any pending claim (the "Company Insurance"). The Company Insurance is in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by the Company with respect to any such policy. The Company Insurance is sufficient for compliance with all requirements of law and with all agreements to which the Company is a party.

               (b) DENIALS OF COVERAGE. The Company has not been refused any insurance with respect to the Assets or its operations and its coverage has not been limited by any insurance carrier to which it has applied for or with which it has carried insurance.

          3.12 GOVERNMENTAL AUTHORIZATIONS. The Company possesses all governmental, regulatory and administrative licenses, permits, approvals and other authorizations as are necessary for the consummation of the transactions contemplated hereby and the conduct of its business and operations. The Company is in compliance with the terms and conditions of all such licenses, permits, approvals and authorizations. Neither the execution of this Agreement or the agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will result in the revocation, or an adverse change in the terms or conditions, of any such license, permit, approval or authorization. Such licenses, permits, approvals and authorizations shall continue in full force and effect in accordance with their present terms and conditions notwithstanding the consummation of the transactions contemplated hereby.

          3.13 LITIGATION. Except as set forth on Schedule 3.13, there is no litigation, claim, proceeding or investigation pending, or, to the knowledge of Ms. Hekkers, threatened against or relating to the Company, the Assets, its business or the transactions contemplated hereby. Schedule 3.13 discloses, with respect to each item described thereon, the name or title of the action (and parties or potential parties thereto) and a description of the nature of the action or claim. Except as so described, Ms. Hekkers knows of no state of facts or circumstances which reasonably could be expected to ripen into any litigation, proceeding or

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investigation or adversely affect the Assets or the Company's business or prospects. Except as described on Schedule 3.13, there is no outstanding order, decree or stipulation issued by any federal, state or local authority to which the Company is a party or subject.

          3.14 COMPLIANCE WITH LAW. The conduct of the business of the Company does not violate, nor is the Company in default under, any law, rule, regulation, code, guideline, order, arbitration award, judgment, decree, restriction or condition.

          3.15 ENVIRONMENTAL CONCERNS. The Company is and has been in compliance with all applicable environmental, health, safety and noise pollution laws, rules and regulations and with all laws, rules and regulations regarding the generation, production, storage, treatment, labeling, transportation or disposition of infectious, hazardous or other wastes or toxic substances ("Environmental Laws"). The Company has timely filed all reports and notices required to be filed by it, has obtained all required approvals and permits and has generated and maintained all required data, documentation and records required under the Environmental Laws. The Company has not, nor has, to the knowledge of Ms. Hekkers, any other person or entity, caused or permitted hazardous substances to be stored, discharged or released, deposited, treated, recycled, leaked, spilled or disposed of on, under or at any real property occupied by the Company. The Company Leased Real Estate contains no urea-formaldehyde, asbestos or asbestos by-products, and there are no storage tanks, vessels or other facilities on, under or at the Company Leased Real Estate which contain or previously contained materials which, if known to be present, would require cleanup, removal or other remedial action under the Environmental Laws.

          3.16 CONTINGENT AND UNDISCLOSED LIABILITIES. The Company does not have any debts, obligations or liabilities and it is not subject to the imposition of any valid governmental or third-party claim arising from the conduct of its business or the ownership or use of the Assets on or prior to the date hereof, whether known or unknown, fixed or contingent, of any nature whatsoever, except those: (a) reflected or reserved against on the 12/97 Company Balance Sheet, (b) disclosed on Schedule 3.16 or (c) liabilities which have arisen in the ordinary course of business and consistent with past practice from the date of the 12/97 Company Balance Sheet through the date hereof and which are not, singly or in the aggregate, materially adverse to the Company.

          3.17 TAXES. The federal and state corporate tax returns of the Company have not been audited. There is no tax audit or examination now

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pending or, to the knowledge of Ms. Hekkers, threatened with respect to the
Company. The Company has filed all federal, state and local tax reports and returns required by any law, rule or regulation to be filed by it except for extensions duly obtained, all taxes, duties and charges indicated due on the basis of such reports and returns have been paid or adequate provision for the payment thereof has been duly made and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. All taxes and assessments which the Company was or is required by law to withhold or collect have been and are being withheld or collected and have been paid over to the proper governmental authorities or, if not yet due, are being held for such payment. All such taxes and assessments which are not yet due will be paid as they become due.

          3.18 PERFORMANCE OF CONTRACTS. The Company is not in material default under, nor has breached any provision of, any oral or written contract, agreement, instrument, document, lease, license, permit, indenture, insurance policy or other obligation to which the Company is a party (the "Company Contracts"), and there is no oral modification or past practice inconsistent in any material respect with the written terms of any of the Company Contracts.
The Company has delivered to UWSI copies of all written Company Contracts and a description of any oral Company Contracts is set forth on Schedule 3.18. All of the Company Contracts are currently in full force and effect. To the knowledge of Ms. Hekkers, the other parties to the Company Contracts have complied with their obligations thereunder and are not in breach thereof. The Company has performed each term, condition and covenant of each Company Contract required to be performed by it on or prior to the date hereof. Ms. Hekkers or the Company know of no state of facts which, with the giving of notice or the passing of time or both, would give rise to any default under the Company Contracts.

          3.19 CHANGES IN FINANCIAL POSITION. Since the date of the 12/97 Company Balance Sheet, the Company's business has been conducted in the ordinary course thereof and consistent with past practice, and, except as described on
Schedule 3.19, there has not been:

               (a) FINANCIAL CONDITIONS. Any material and adverse change in the Assets or the business, condition (financial or otherwise) or prospects of the Company;

               (b) BUSINESS OR PROPERTY DAMAGE. Any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the business or prospects of the Company; or

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               (c)  EXTRAORDINARY EVENTS.  Any material transaction outside the ordinary course of business of the Company.

          3.20 EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 3.20, the Company does not have any union contract, collective bargaining agreement, employment contract, deferred compensation agreement or bonus, incentive, profit-sharing, pension, retirement or other employee benefit plan (as that term is defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (collectively the "Plans") currently in force and effect, or any informal understanding with respect to any of the foregoing. The Company does not maintain and has not ever maintained or contributed to any funded employee pension plan (as that term is defined in ERISA). All Plans which are subject to ERISA comply with ERISA and have been administered (a) in strict compliance with ERISA and the Internal Revenue Code of 1986, as amended (the "Code") as to filing when due all materials required to be filed, and (b) in material compliance with ERISA and the Code in all other respects. With respect to each of the Plans, the Company does not have any material liability for any failure to comply with ERISA or the Code or for any action or failure to act in connection with the administration of the Plans. No Plan has engaged in any prohibited transaction in violation of ERISA or any prohibited transaction within the meaning of the Code. There are no material controversies or employment related claim or allegation pending or, to the knowledge of the Company or Ms. Hekkers, currently threatened between the Company and its employees.

          3.21 BROKERAGE. The Company has not incurred, or made commitments for, any brokerage, finder's or similar fee in connection with the transaction contemplated by this Agreement.

          3.22 RELATED PARTY TRANSACTIONS.  Except as described on
Schedule 3.22, the Company: (a) has not had any financial transactions or arrangements, other than payment of regular salary to any Related Party (as defined below) who is an employee, with any Related Party during the last three fiscal years and (b) has not had and will not have any present or future obligation to enter into any transaction or arrangement with any Related Party. For purposes hereof, the term "Related Party" shall mean: (i) any shareholder of the Company or any partner or affiliate of such shareholder, (ii) any officer or director of the Company, (iii) any spouse, in-law or lineal descendant of any other Related Party, and (iv) any Person who, directly or indirectly, Controls or is Controlled by or is under common Control with the Company. For purposes of this Agreement, "Person" shall mean an individual, partnership, corporation, trust, unincorporated

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organization or other entity and "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, by common management or otherwise. A Person having a contract or other arrangement giving that Person Control is deemed to be in Control despite any limitations placed by law on the validity of such contract or arrangement. Except as described on Schedule 3.22, to the knowledge of Ms. Hekkers, no Related Party owns, directly or indirectly, or is a director, shareholder, member, officer or employee of, or consultant to, any business organization that is a competitor, supplier or customer having business dealings with the Company, nor does any Related Party own any assets or properties which are used in the business of the Company.

          3.23 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties contained herein, and in all other documents, certifications, materials and written statements or written information given to UWSI by or on behalf of Ms. Hekkers in connection herewith, do not include any untrue statement of any material fact or fail to state any material fact known to Ms. Hekkers required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.


                                     ARTICLE IV

                              REPRESENTATIONS OF UWSI

          To induce Ms. Hekkers to enter into this Agreement, UWSI makes the following representations and warranties, each of which shall be deemed to be independently material and relied upon by Ms. Hekkers, regardless of any investigation made by or information known to the Company.

          4.1  POWER; AUTHORIZATION.

               (a) CORPORATE POWER. UWSI has all requisite legal and corporate power to enter into this Agreement and all other agreements contemplated hereunder, to carry out and perform its obligations under this Agreement and all other agreements contemplated hereunder and to consummate all of the transactions contemplated by this Agreement and all other agreements contemplated hereunder.

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               (b)  AUTHORIZATION.  All corporate action on the part of UWSI and its directors and shareholders necessary for the authorization, execution, delivery and performance by UWSI of this Agreement and the agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement and the agreements contemplated hereby to which UWSI is a party are legal, valid and binding obligations of UWSI enforceable against UWSI in accordance with their terms.

          4.2 CONFLICTING OBLIGATIONS; CONSENTS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or violate any provisions of the Articles of Incorporation or By-Laws of UWSI. No third-party consents, approvals or authorizations are necessary for UWSI's execution and consummation of the transactions contemplated hereby.

          4.3 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties contained herein, and in all other documents, certifications, materials and written statements or written information given to Ms. Hekkers by or on behalf of UWSI in connection herewith, do not include any untrue statement of any material fact or fail to state any material fact known to UWSI and required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

                                     ARTICLE V

                             CONDITIONS TO MS. HEKKERS'

                                OBLIGATION TO CLOSE

          The obligation of Ms. Hekkers to consummate the transactions contemplated in this Agreement shall be subject to the satisfaction and fulfillment of each of the following express conditions precedent at or prior to
Closing:

          5.1 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties made by UWSI herein shall be true, correct and complete.

          5.2 LEASE AGREEMENT. UWSI shall guaranty a lease agreement between Intercare Network, Inc. and the landlord to lease the property located at

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285 Forrest Grove Drive, Pewaukee, Wisconsin, on terms and conditions acceptable to UWSI.

          5.3 EXHIBITS. All Exhibits referenced in this Agreement shall be in a form acceptable to Ms. Hekkers, which acceptance shall not be unreasonably withheld.

          5.4 OTHER DOCUMENTS. UWSI shall have delivered to Ms. Hekkers all other documents and instruments necessary, in the reasonable opinion of counsel to Ms. Hekkers, to consummate the transactions contemplated hereunder.


                                     ARTICLE VI

                      CONDITIONS TO UWSI'S OBLIGATION TO CLOSE

          The obligation of UWSI to consummate the transactions contemplated in this Agreement shall be subject to the satisfaction and fulfillment of each of the following express conditions precedent at or prior to Closing:

          6.1 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties made by Ms. Hekkers herein shall be true, correct and complete.

          6.2 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or otherwise, to be taken by Ms. Hekkers or the Company in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to UWSI.

          6.3 CONSENTS, APPROVALS, CERTIFICATIONS AND LICENSES. All consents, approvals, certifications and licenses required with respect to Ms. Hekkers' consummation of the transactions contemplated hereby shall have been received.

          6.4 DELIVERY OF STOCK CERTIFICATES. Ms. Hekkers shall have delivered to UWSI a stock certificate representing the Company Shares, duly endorsed for transfer to UWSI or in blank or accompanied by assignments separate from the certificate.

          6.5 DUE DILIGENCE. UWSI shall have conducted a due diligence investigation and review of the Company, its operations and all matters pertaining

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thereto that UWSI deems relevant and the results of such investigation and review shall be reasonably satisfactory to UWSI.

          6.6 EMPLOYMENT AGREEMENT. Ms. Hekkers shall have executed and delivered to UWSI the Employment Agreement in the form attached hereto as Exhibit A.

          6.7 SCHEDULES AND EXHIBITS. All Schedules and Exhibits referenced in this Agreement shall be in a form acceptable to UWSI, which acceptance shall not be unreasonably withheld.

          6.8 OTHER DOCUMENTS. Ms. Hekkers shall have delivered to UWSI all other documents and instruments, necessary in the reasonable opinion of counsel to UWSI, to consummate the transactions contemplated hereunder.

                                    ARTICLE VII

                    SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

                                  INDEMNIFICATION

          7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in Articles III and IV of this Agreement shall survive the Closing and shall continue for a period of three years following the Closing except for those contained in sections 3.15 and 3.17, which shall continue indefinitely.

          7.2  INDEMNIFICATION COVENANTS.  Subject to the provisions of this
Article VII, from and after the Closing:

               (a) BY MS. HEKKERS. Ms. Hekkers shall indemnify UWSI and its affiliates, and their respective shareholders, officers, directors, agents, employees and consultants (collectively the "UWSI Indemnified Parties"), for and defend and hold the UWSI Indemnified Parties harmless from, in connection with and against any demands, suits, orders, proceedings, claims, actions, causes of action, assessments, losses, response costs, damages, liabilities, fees, fines, forfeitures, costs and expenses, including, without limitation, interest, penalties and consultant, contractor, engineer and attorneys' fees (collectively "Damages") sustained or incurred by the UWSI Indemnified Parties as a result of, arising out of, related to, in connection with or incidental to (a) any breach, inaccuracy or nonfulfillment of any representation, warranty or covenant of Ms. Hekkers contained in or made pursuant to this Agreement or in any Schedule, Exhibit,

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certificate or other document delivered by the Company or Ms. Hekkers to UWSI pursuant to this Agreement or (b) any debts, liabilities or obligations of the Company, whether known or unknown, fixed or contingent, or otherwise, related to ownership or occupancy of the property located at 133 Hill Street, Hartland, Wisconsin, prior to the Closing Date.

               (b) BY UWSI. UWSI shall indemnify Ms. Hekkers and her agents, employees and consultants (collectively "Ms. Hekkers Indemnified Parties"), for and defend and hold Ms. Hekkers Indemnified Parties harmless from and against any Damages sustained or incurred by Ms. Hekkers Indemnified Parties as a result of, arising out of, relating to, in connection with or incidental to any breach, inaccuracy or nonfulfillment of any representation, warranty or covenant of UWSI contained in or made pursuant to this Agreement or in any Schedule, Exhibit, certificate or other document delivered by UWSI to Ms. Hekkers pursuant to this Agreement.

               (c) PROCEDURES. The party seeking indemnification (the "Indemnified Party") shall give the party from whom indemnification is sought (the "Indemnifying Party") written notice of any claim, demand, assessment, action, suit or proceeding to which the indemnity set forth in this Agreement applies. If the document evidencing such claim or demand is a court pleading, the Indemnified Party shall give such notice within 10 days of receipt of such pleading, and otherwise shall give such notice within 30 days of the date it receives written notice of such claim. If the Indemnified Party's request for indemnification arises from the claim of a third party, the written notice shall permit the Indemnifying Party to assume the control of any such claim, or any litigation resulting from such claim. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend a complaint by a third party within 5 days of notice shall be a waiver by the Indemnifying Party of its right to respond to such complaint and, within 20 days after notice thereof, shall be a waiver by the Indemnifying Party of its right to assume control of the defense of such action. Notwithstanding the Indemnifying Party's assumption of the defense of such third-party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third-party claim or demand at its own expense. The Indemnified Party shall furnish the Indemnifying Party, in reasonable detail, all information the Indemnified Party may have with respect to any such third-party claim and shall make available to the Indemnifying Party and its representatives all records and other similar materials which are reasonably required in the defense of such third-party claim and shall otherwise cooperate with and assist the Indemnifying Party in the defense of such third-party claim. If the Indemnifying Party does not assume control of the defense of any such third-party claim or

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litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation in such manner as it may reasonably deem appropriate. Notwithstanding any other provision of this Agreement, Ms. Hekkers shall not settle, compromise or otherwise dispose of any claim, demand, assessment, action, suit or proceeding relating to any breach of any representation or warranty contained in section 3.14 hereof without the prior written consent of UWSI (which consent shall not be unreasonably withheld). Additionally notwithstanding any other provision of this Agreement, UWSI shall not settle, compromise or otherwise dispose of any claim, demand, assessment, action, suit or proceeding relating to any breach of any representation or warranty contained in section 3.14 hereof without the prior written consent of Ms. Hekkers (which consent shall not be unreasonably withheld).

          7.3 CAP. The aggregate liability of Ms. Hekkers to the UWSI Indemnified Parties shall not exceed the Purchase Price, as adjusted (the "Cap"); provided, however, that the Cap shall not apply to any Damages incurred by the UWSI Indemnified Parties resulting from Ms. Hekkers' breach of any representation or warranty contained in sections 3.15 or 3.17 hereof.

          7.4 BASKET. No indemnification hereunder shall be payable by Ms. Hekkers unless the aggregate Damages incurred by the UWSI Indemnified Parties exceed $10,000 (the "Basket"), in which event the full amount of Damages incurred by the UWSI Indemnified Parties shall be payable by Ms. Hekkers (subject to the Cap).

          7.5  EXCLUSIONS.  Damages shall not, in any event:


(i) include any reduction or adjustment necessitated as a result of Post-Closing Adjustments as set forth in Section 1.3 herein;

(ii) be calculated based on a multiple of earnings or discounted cash flow methodology; and

(iii) include any loss or expense to the extent the same has been resolved, settled, or compromised by insurance proceeds paid to the party seeking indemnification.

          7.6 PAYMENT OF DAMAGES. If an Indemnified Party is entitled to Damages hereunder, the Indemnifying Party shall pay such Damages to the Indemnified Party (subject to the Cap and the Basket) within 90 days (the "Payment Period") of the date the Indemnified Party becomes entitled to such Damages. If the Indemnifying Party does not pay within the Payment Period, the

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past-due payment shall bear interest at the lower of 18% per annum or the maximum rate permitted by applicable law and the Indemnifying Party shall pay all of the Indemnified Party's costs of collection, including, without limitation, attorneys' fees.

     7.7 ATTORNEYS' FEES. If, after the Closing, a party seeks arbitration or institutes any judicial action or proceeding to recover Damages pursuant to this
Article VII or to otherwise enforce any provision of this Agreement, the party in whose favor final judgment shall be entered shall be entitled to receive from the other party such amount as the arbitrator or court may determine to be reasonable attorneys' fees for the services rendered to the prevailing party in any such arbitration, action or proceeding and such fees shall be included as Damages.


                                    ARTICLE VIII

                                 COVENANTS OF UWSI

               8.1 TAX RETURNS. UWSI shall not amend the Company's tax returns prior to Closing. UWSI shall file 1998 tax returns which are not inconsistent with the Proposed Closing Balance Sheet.

                                     ARTICLE IX

                                   MISCELLANEOUS

          9.1 FURTHER ASSURANCES. Each party agrees that, from time to time hereafter and upon request of any other party, it shall perform any further acts and execute, acknowledge and deliver any additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

          9.2 BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other party except that UWSI may assign this Agreement to any new entity formed by UWSI.

          9.3 GOVERNING LAW; CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, and without reference to any rules of construction regarding the party responsible for the drafting hereof.

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          9.4  EXPENSES.  All expenses and costs incurred in connection with this Agreement or the transactions contemplated hereby shall be paid by the party or parties incurring such expenses and costs.

          9.5 NOTICES. All notices, demands and other communications required or permitted to be given under this Agreement shall, for all purposes, be deemed to be duly given as of the date when personally delivered to the recipient thereof, or as of the date that is three business days after the date when mailed by registered or certified mail, postage prepaid, addressed in each case as follows, until some other address shall have been designated in a written notice given in like manner:

If to UWSI:       Mr. Roger A. Formisano
                  United Wisconsin Services, Inc.
                  401 West Michigan Street
                  Milwaukee, WI 53203

                  Barbara Van Dam, Esq.
                  United Wisconsin Services, Inc.
                  401 West Michigan Street
                  Milwaukee, WI 53203

With a copy to:   Larri J. Broomfield, Esq.
                  Reinhart, Boerner, Van Deuren,
                  Norris & Rieselbach, s.c.
                  1000 North Water Street, Suite 2100
                  Milwaukee, WI 53202

If to Ms. Hekkers:___________________________________

                  ___________________________________

                  ___________________________________

                  ___________________________________

With a copy to:   Mr. John M. Remmers
                  Cramer, Multhauf & Hammes, LLP
                  1601 East Racine Avenue, Suite 200
                  Waukesha, WI 53187


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          9.6  COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.7 HEADINGS. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

          9.8 AMENDMENT, MODIFICATION AND WAIVER. This Agreement may not be modified, amended or supplemented except by mutual written agreement of UWSI and Ms. Hekkers. Either party may waive in writing any term or condition contained in this Agreement and intended to be for its or their benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition. Each amendment, modification, supplement or waiver shall be in writing signed by the party to be charged.

          9.9 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits delivered herewith represent the entire agreement of the parties with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of this Agreement unless signed and delivered to the other party by the party to be charged.

          9.10 PUBLICITY. The parties agree that no publicity announcements or disclosures of any kind concerning the terms of this Agreement or concerning the transactions contemplated hereby shall be made without the mutual consent of UWSI and Ms. Hekkers, except to the extent that disclosure is required by legal process or to accountants, counsel, other professionals and to lenders on a need to know basis.

          9.11 KNOWLEDGE. As used herein, any reference to the "knowledge" of any party shall include the knowledge of such party after making due inquiry and, if such party fails to make such inquiry, shall include constructive knowledge of such facts as would have been learned had such due inquiry been made.

          9.12 RECORDS. Following Closing, for a period of five (5) years, UWSI will permit Ms. Hekkers to have access to, and examine and make copies of, all books and records of Ms. Hekkers relating to the business or assets of the Company, which books and records are retained by UWSI and which relate to transactions or events occurring prior to Closing.

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          9.13 TAX RETURN AMENDMENTS.  In the event Ms. Hekkers wishes to amend any of the Company's tax returns for years prior to 1997, UWSI shall cooperate with Ms. Hekkers' filing of such amendments as long as such amendments are prepared solely at Ms. Hekkers' cost and expense and will not create a corporate tax obligation to UWSI or any of its affiliates.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                            VICTORIA HEKKERS

                            ----------------------------------------


                            UNITED WISCONSIN SERVICES, INC.


                            BY
                               -------------------------------------
                               Its
                                   ---------------------------------

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